                                                                 Exhibit 10 (ag)


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                           ASSET PURCHASE AGREEMENT

                                     among

                            PLAYTEX PRODUCTS, INC.,


                            BINKY-GRIPTIGHT, INC.,

                         LEWIS WOOLF GRIPTIGHT LIMITED

                                      and

                            L.W.G. HOLDINGS LIMITED


                                January 26, 1998

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

                               TABLE OF CONTENTS


SUMMARY OF TRANSACTION.......................................................1

ARTICLE I  SALE OF ASSETS AND TERMS OF PAYMENT...............................1

            1.01  Assets Being Sold (the "Purchased Assets").................1
                  (a)   Furniture, Machinery and Equipment...................1
                  (b)   Inventories..........................................1
                  (c)   Contracts and Commitments............................1
                  (d)   Accounts Receivable..................................2
                  (e)   Books and Records....................................2
                  (f)   Proprietary Rights...................................2
            1.02  Retained Assets............................................2
            1.03  Assumed Liabilities........................................2
            1.04  Retained Liabilities.......................................3
            1.05  Purchase Price.............................................3
            1.06  Closing Balance Sheet......................................3
            1.07  Purchase Price Allocation..................................4
            1.08  Absolute Sale..............................................4
            1.09  Other Contracts............................................4
            1.10  Bulk Sale Tax Notice.......................................4

ARTICLE II  RELATED AGREEMENTS...............................................4

            2.01  Noncompetition Agreement...................................4
            2.02  Assignment of Trademark Rights.............................5
            2.03  Technology License Agreement...............................5
            2.04  Bill of Sale...............................................5
            2.05  Manufacturing Agreement....................................5
            2.06  Promissory Note............................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER,
             PARENT AND LWG..................................................5

            3.01  Organization and Good Standing; No Investments.............5
            3.02  Authorization; Compliance with Other Instruments and Law...5
            3.03  Financial Statements.......................................6
            3.04  Operation of the Business in the Ordinary Course...........7
            3.05  Tax Matters................................................7


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            3.06  Material Contracts and Commitments.........................7
            3.07  Licenses, Permits and Authorizations.......................8
            3.08  Title to Purchased Assets..................................8
            3.09  Proprietary Rights.........................................8
            3.10  Litigation and Other Claims................................8
            3.11  No Material Adverse Change.................................9
            3.12  Compliance with Laws.......................................9
            3.13  Insurance..................................................9
            3.14  Condition of Purchased Assets..............................9
            3.15  Full Disclosure............................................9

ARTICLE IV  REPRESENTATIONS, WARRANTIES AND COVENANTS
            OF BUYER........................................................10

            4.01  Organization and Good Standing............................10
            4.02  Due Authorization.........................................10
            4.03  Satisfaction of Assumed Liabilities.......................11
            4.04  Performance of Assumed Contracts..........................11

ARTICLE V  CLOSING CONDITIONS ..............................................11

            5.01  Conditions to Each Party's Obligations to Effect the
                  Transactions Contemplated Hereby..........................11
                  (a)   No Order, Decree or Injunction......................11
            5.02  Conditions to the Obligations of Seller, LWG and Parent
                  to Effect the Transactions Contemplated Hereby............11
                  (a)   Covenants Performed; Representations and
                        Warranties True.....................................11
                  (b)   Opinion Letter......................................12
            5.03  Conditions to the Obligations of Buyer to Effect the
                  Transactions Contemplated Hereby..........................13
                  (a)   Covenants Performed; Representations and
                        Warranties True.....................................13
                  (b)   Opinion Letter......................................13
                  (c)   Consents Obtained...................................15
                  (d)   CPSC Settlement Concluded...........................15
                  (e)   No Material Adverse Change..........................15

ARTICLE VI  THE CLOSING.....................................................15

            6.01  Time and Place of Closing.................................15
            6.02  Instruments of Transfer, Etc..............................15
                  (a)   Seller..............................................16


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                  (b)   Buyer...............................................16
                  (c)   Parent..............................................16
                  (d)   LWG.................................................16

ARTICLE VII  POST-CLOSING COVENANTS.........................................16

            7.01  Expenses..................................................16
            7.02  Further Assurances........................................17
            7.03  Commissions and Fees......................................17
            7.04  Sales, Transfer and Use Taxes.............................17
            7.05  Nondisclosure.............................................17
            7.06  Indemnification...........................................18
                  (a)   By Seller and Parent................................18
                  (b)   By Buyer............................................18
                  (c)   Environmental Claim Definition......................18
            7.07  Defense of Claims.........................................19
            7.08  Access to Records.........................................20
            7.09  Payment of Intercompany Payable...........................21
            7.10  Surrender of Binky Name...................................21
            7.11  Musical Pacifiers.........................................21
            7.12  Molds and Designs.........................................21
            7.13  Removal of Purchased Assets and Transition Services.......21

ARTICLE VIII  MISCELLANEOUS.................................................22

            8.01  Binding Effect............................................22
            8.02  Assignment................................................22
            8.03  Counterparts..............................................22
            8.04  Governing Law.............................................22
            8.05  Arbitration...............................................22
            8.06  Survival..................................................23
            8.07  Notices...................................................23
                  (a)   To Buyer............................................23
                  (b)   To Seller or Parent.................................23
            8.08  Amendment and Modification................................24
            8.09  Waiver of Compliance......................................24
            8.10  Interpretation............................................24
            8.11  Entire Agreement..........................................24


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                                                                Page/Section
Schedule          Description                                   Reference
--------          -----------                                   ------------

1.01(a)           Fixed Assets                                  1  [ss.1.01(a)]

1.01(b)           Transferred Styles                            1  [ss.1.01(b)]

1.01(c)           Contracts                                     1  [ss.1.01(c)]

1.01(f)           Proprietary Rights                            2  [ss.1.01(f)]

1.06              Closing Balance Sheet                         3  [ss.1.06]

1.07              Purchase Price Allocation                     4  [ss.1.07]

3.03              GAAP Exceptions                               6  [ss.3.03]

3.04              Certain Changes and Events                    7  [ss.3.04]

3.07              Licenses, Permits and                         8  [ss.3.07]
                    Authorizations

3.08              Title Exceptions                              8  [ss.3.08]

3.09              Proprietary Rights                            8  [ss.3.09]

3.10              Litigation                                    8  [ss.3.10]

3.11              Material Adverse Changes                      9  [ss.3.11]

3.13              Insurance                                     9  [ss.3.13]

5.03(d)           CPSC Settlement                               15 [ss.5.03(d)]


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                                                                  Page/Section
Exhibit           Description                                     Reference
-------           -----------                                     ------------
   A              Form of Noncompetition                          4 [ss. 2.01]
                  Agreement

   B              Form of Trademark Assignment                    5 [ss.2.02]

   C              Form of Technology License                      5 [ss.2.03]

   D              Form of Bill of Sale                            5 [ss.2.04]

   E              Form of Manufacturing Agreement                 5 [ss.2.05]

   F              Form of Promissory Note                         5 [ss.2.06]


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

                           ASSET PURCHASE AGREEMENT

            THIS AGREEMENT is made as of January 29, 1998 between PLAYTEX PRODUCTS, INC., a Delaware corporation ("Buyer"), BINKY-GRIPTIGHT, INC., a New Jersey corporation ("Seller"), LEWIS WOOLF GRIPTIGHT LIMITED, an English company ("LWG"), and L.W.G. HOLDINGS LIMITED, an English company ("Parent").

                            SUMMARY OF TRANSACTION

            Parent owns all of the outstanding capital stock of Seller and of LWG. Seller wishes to sell, and Buyer wishes to purchase, substantially all of the assets of Seller related to or used in connection with Seller's business of selling pacifiers under the "Binky" brand name (herein the "Business"). To effect such transaction and in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                      SALE OF ASSETS AND TERMS OF PAYMENT

            1.01 Assets Being Sold (the "Purchased Assets"). At the Closing (as defined in Section 6.01 hereof), Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase, all of Seller's assets related to or used in connection with the Business as they shall exist on the Closing Date (as defined in Section 6.01 hereof), except for the Retained Assets (as defined in Section
1.02 hereof), including without limitation the following assets:

            (a) Furniture, Machinery and Equipment. All of the furniture, machinery, equipment, and other fixed assets of Seller (the "Furniture and Equipment"), substantially all of which are listed in Schedule 1.01(a) hereto;

            (b) Inventories. All inventories of Seller related to the Business, consisting of pacifiers of the styles listed in Schedule 1.01(b) hereto (the "Transferred Styles"), except as otherwise provided in Section 1.02 hereof;

            (c) Contracts and Commitments. Subject to the provisions of Section
      1.09 hereof, all of the right, title and interest of Seller in, to and under all pending and executory contracts, agreements, commitments and understandings relating to the Business which are specifically listed in
      Schedule 1.01(c) hereto including, without limitation, those with respect to: (w) the licensing of Proprietary Rights (as hereinafter defined), (x) the sale of products of Seller, including all unfilled orders received from Seller's customers, a complete list of which is included in Schedule 1.01(c) hereto, (y) the purchase of materials, supplies or services by Seller, and (z) the Material Contracts as defined in Section 3.06;


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            (d) Accounts Receivable. All of Seller's accounts receivable
      (including, without limitation, trade and sundry receivables) and notes receivable relating to the Business, subject to any trade credits or offsets owed to customers of Seller which are properly reflected in the Closing Balance Sheet;

            (e) Books and Records. All of Seller's books and records relating to the Business, including all sales and credit records, advertising and sales material, literature, customer lists, financial and accounting records and other business books and records, except as otherwise provided in Section 1.02 hereof; and

            (f) Proprietary Rights. Seller's U.S. and foreign (if any) trademarks (including, without limitation, worldwide rights to the "Binky" trademark), service marks and goodwill appurtenant thereto, and applications therefor, copyrights, trade names, brand names, technology licenses and goodwill of Seller relating to the Business ("Proprietary Rights"), a complete list of which is included in Schedule 1.01(f) hereto.

            1.02 Retained Assets. Notwithstanding the foregoing, the Purchased Assets shall not include: (i) Seller's interest in any leasehold premises and any real property lease agreements of Seller; (ii) all rights, title and interest in and to the name "Griptight"; (iii) the capital stock of Monital Signal Corp. held by Seller; (iv) tax credits, tax refunds and tax receivables of every kind to which Seller is or may become entitled; (v) Seller's corporate minute books, stock books, stock transfer ledgers, tax returns, financial statements, work papers related to preparation thereof, general ledgers, cash receipts ledgers, disbursement/payable ledgers, sales ledgers, payroll journals, payroll tax returns and all vendor invoices; (vi) all of Seller's inventories of Christmas musical pacifiers, items number 2800, 2800CL, 2800DP and 2851 and all components thereof (if any); (vii) any Furniture and Equipment which Buyer has not removed from Seller's premises within 30 days after the Closing Date; (viii) the cash and cash equivalent items of Seller as of the Closing Date, including, without limitation, time deposits, certificates of deposit, marketable securities and the proceeds of accounts receivable paid on or prior to the Closing Date; (ix) all of Seller's right, title and interest in and to the Agreement (the "Joy Baby Agreement") dated February 15, 1989 between Seller and Joy Baby, Inc.; and (x) all assets of Seller which do not relate to and are not used in connection with the Business.

            1.03 Assumed Liabilities. Buyer agrees to assume, perform and discharge only those accounts payable of Seller's business incurred as a result of Buyer's operations conducted prior to the Closing Date which are specifically reflected in the Closing Balance Sheet (as defined in Section 1.06 below), to the extent and only to the extent that adequate provisions or reserves therefor are included in the Closing Balance Sheet. Such Closing Balance Sheet shall include only the following Assumed Liabilities: (i) Seller's accounts payable on the Closing Date; (ii) Seller's payable to its Malaysian supplier as of the Closing Date (which payable has been assigned to LWG); and (iii) Seller's intercompany payable to LWG as of the Closing Date reduced by the amount payable by


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Parent to Seller on the Closing Date (collectively, to the extent reflected in the Closing Balance Sheet, the "Assumed Liabilities").

            1.04 Retained Liabilities. The Assumed Liabilities shall not include any of Seller's accounts payable or other indebtedness or liabilities incurred, related to, or arising as a result of operations conducted, actions taken or events occurring on or prior to the Closing Date which are not reflected in full on the Closing Balance Sheet, including specifically, but without limitation,
(i) all environmental liabilities and claims, (ii) all litigations, arbitrations and other third party claims and proceedings (including, without limitation, any liabilities, fines or other obligations to the Consumer Products Safety Commission (the "CPSC") with respect to acts occurring or products sold prior to the Closing Date), (iii) all employee liabilities, workers compensation liabilities and employee benefit liabilities and obligations (including specifically, but without limitation, post-retirement medical benefits, severance pay, bonuses, incentive pay and deferred compensation), (iv) all tax liabilities, including without limitation, all foreign, federal, state or local income, franchise, gross receipts, property, sales, use or value added taxes or any interest, additions to tax or penalties thereon, (v) all product liability claims relating to products manufactured or sold on or prior to the Closing Date (regardless of when the relevant injury or damage occurs or when the claim is asserted); (vi) all liabilities and obligations under or related to the Joy Baby Agreement; and (vii) all other liabilities and obligations (known, unknown, contingent or other) which are not specifically reflected on the Closing Balance Sheet (the "Retained Liabilities"). Buyer shall not assume any liabilities or obligations of Seller except those specifically assumed by Buyer pursuant to the provisions of Section 1.03, and Seller and Parent agree to indemnify and hold harmless Buyer with respect to the Retained Liabilities in the manner provided in Section 7.06 hereof.

            1.05 Purchase Price. Buyer, in consideration for the Purchased Assets being sold pursuant to this Agreement, agrees to pay to Seller $405,000 (the "Purchase Price"), and agrees to assume the Assumed Liabilities. The Purchase Price will be delivered to Seller in cash at Closing by wire transfer of immediately available funds to the account of Seller at such bank as Seller specifies in writing at least two business days prior to the Closing Date.

            1.06 Closing Balance Sheet. Seller has prepared and delivered to Buyer (and Buyer has reviewed) the unaudited balance sheet of Seller as of the close of business on the Closing Date reflecting only the Purchased Assets and the Assumed Liabilities (the "Closing Balance Sheet") attached hereto as
Schedule 1.06, which includes appropriate provisions, accruals or reserves for bad debts, returns and credits and for obsolete inventory, prepared by Seller's accountants in accordance with United States generally accepted accounting principles (hereinafter "GAAP") applied on a basis consistent with the prior practices of Seller in preparing the Financial Statements (as hereinafter defined) except for such exceptions to GAAP which are specified in Schedule 1.06 hereto. In connection with preparing the Closing Balance Sheet, Seller conducted a complete physical inventory of the Purchased Assets as of the Closing Date, and Buyer and its accountants attended and participated in the taking of such physical inventory.


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            1.07 Purchase Price Allocation. Seller and Buyer agree to allocate the purchase price for the Purchased Assets in the manner reflected in Schedule
1.07 hereto, which allocation the parties shall adhere to for the purposes of all federal, state and local tax returns filed by them subsequent to the Closing, including the determination by Seller of taxable gain or loss on the sale of the Purchased Assets hereunder and the determination by Buyer of its tax basis with respect to the Purchased Assets.

            1.08 Absolute Sale. Seller agrees that the sale, conveyance, transfer and delivery of the Purchased Assets to Buyer shall be free and clear of all title defects, liabilities, obligations, liens, encumbrances, charges and claims of any kind, except any liabilities and obligations expressly assumed by Buyer pursuant to Section 1.03 hereof and any matters described in Schedule 3.08 hereto.

            1.09 Other Contracts. This Agreement shall not constitute an agreement to assign, sublease or sublicense, as the case may be, any contracts, leases, licenses, agreements or arrangements (for purposes of this Section 1.09 collectively called "Contracts") if such attempted assignment, sublease or sublicense, without the consent of the other party or parties thereto, is not permitted as a matter of law or in accordance with the terms of the Contracts or would constitute a breach of the Contracts or would in any way impair the rights of Seller or Buyer thereunder. Seller will use its best efforts to obtain, or will assist Buyer to obtain, such consents as may be necessary or appropriate to vest in Buyer all of Seller's right, title and interest in all such Contracts. If any such consent is not obtained or if any assignment, attempted assignment, sublease or sublicense is not so permitted or would be ineffective or would impair Buyer's rights thereunder, Seller will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such Contracts.

            1.10 Bulk Sale Tax Notice. Seller and Buyer agree to comply with any instructions received from the New Jersey Division of Taxation (the "NJDT") which result from Buyer's notice filing under N.J.S.A. 54:32B-22(c). Seller and Buyer agree that any tax escrow required by the NJDT shall, to the extent permissible, be satisfied by the existence of the Promissory Note (as hereinafter defined) with appropriate set-off rights.

                                  ARTICLE II

                              RELATED AGREEMENTS

            Simultaneously with the Closing hereunder the following agreements (the "Related Agreements") will be executed and delivered by the parties:

            2.01 Noncompetition Agreement. An agreement (the "Noncompetition Agreement") among Buyer, Seller, LWG and Parent, in the form of Exhibit A hereto, pursuant to which Seller, LWG and Parent will agree to certain non-competition covenants.


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            2.02 Assignment of Trademark Rights. An assignment agreement (the
"Trademark Assignment") in the form of Exhibit B hereto, pursuant to which Seller will assign to Buyer all of Seller's right, title and interest in, to and under all trademarks and applications therefor included in the Purchased Assets.

            2.03 Technology License Agreement. An agreement between Buyer, Playtex Manufacturing, Inc. ("PMI") and LWG (the "Technology License") in the form of Exhibit C hereto, providing for the license to Buyer of certain patents, designs and intellectual property rights of LWG.

            2.04 Bill of Sale. A bill of sale (the "Bill of Sale") in the form of Exhibit D hereto transferring title to the Purchased Assets to Buyer.

            2.05 Manufacturing Agreement. An agreement between PMI and LWG, in the form of Exhibit E hereto, pursuant to which LWG will manufacture and supply certain products to Buyer (the "Manufacturing Agreement").

            2.06 Promissory Note. An unsecured promissory note (the "Promissory Note") of Buyer, in the form of Exhibit F hereto, payable to LWG representing a portion of the Intercompany Payable (as hereinafter defined) in the principal amount of $500,000 payable on July 26, 1998 and bearing interest at the rate of 7.25% per annum.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                           OF SELLER, PARENT AND LWG

            Seller, Parent and LWG jointly and severally represent and warrant to, and covenant with, Buyer that as of the Closing Date:

            3.01 Organization and Good Standing; No Investments. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the corporate power and authority to own, lease and operate its properties and assets (including the Purchased Assets) and to conduct its business as it is now being conducted. Seller is duly qualified to do business in all jurisdictions in which Seller owns, leases or operates property related to the Business or otherwise conducts the Business. Seller has no equity or similar investments, direct or indirect, in any corporation, partnership, limited liability company, association, joint venture or other entity which are necessary for Buyer to conduct the Business.

            3.02 Authorization; Compliance with Other Instruments and Law. Seller, LWG and Parent each has full corporate power and authority to enter into this Agreement, the Related Agreements and any other agreements and documents to be executed and delivered by them at Closing as contemplated hereby (collectively, the "Closing Documents"), to consummate the transactions contemplated hereby and thereby and to perform their obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Seller, LWG and Parent. This Agreement has been duly executed and delivered by Seller, LWG and Parent, and is a valid and binding obligation of each of Seller, LWG and Parent, enforceable in accordance with its terms and the Related Agreements and the Closing Documents will, when executed and delivered by Seller, LWG and Parent at Closing, constitute valid and binding obligations of each of Seller, LWG and Parent, enforceable in accordance with their terms. The execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents will not (i) conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws of Seller or the Memorandum and Articles of Association of LWG and Parent or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Seller, LWG or Parent is a party or by which Seller, LWG or Parent or the Purchased Assets may be bound or affected; or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person in or to the Purchased Assets under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller, LWG or Parent is a party or by which Seller, LWG or Parent or the Purchased Assets may be bound. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Seller, LWG or Parent from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed. Buyer shall cooperate with Seller, LWG and Parent, with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Seller, LWG and Parent will each deliver to Buyer at the Closing true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents and the consummation of the transactions contemplated hereby and thereby were authorized, certified by the Secretary or Assistant Secretary of each of Seller, LWG and Parent as of the Closing Date.

            3.03 Financial Statements. Seller has previously furnished to Buyer true and correct copies of (i) the audited balance sheet of Seller as at March 31, 1997 and the unaudited balance sheets of Seller as of September 30, 1997 and December 31, 1997; and (ii) the related audited statement of income of Seller for the fiscal year ended March 31, 1997, and the unaudited income statements for the seven month period ended September 30, 1997 and for the nine month period ended December 31, 1997 (collectively, the "Financial Statements"). The balance sheets included in the Financial Statements (including the related notes thereto) present fairly the financial position of Seller as of their respective dates, and the related statements of income included in the Financial Statements present fairly the results of operations of Seller for the periods then ended, all in conformity with GAAP applied on a consistent basis except for such exceptions from GAAP as

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are specified in Schedule 3.03 hereof. The Financial Statements dated as at and for the nine month period ended December 31, 1997 are hereinafter referred to as the "Recent Financial Statements".

            The Closing Balance Sheet presents fairly the financial condition of Seller reflected therein as at the Closing Date in accordance with GAAP, except as specified on Schedule 1.06.

            3.04 Operation of the Business in the Ordinary Course. Except as otherwise contemplated by this Agreement, since the close of business on March 31, 1997, the Business has been operated in the ordinary course and substantially in the manner such Business was heretofore conducted (including, without limitation, with respect to inventory levels, sales levels, promotional programs, distribution, spending and pricing), and there has not been, except as disclosed on Schedule 3.04 hereto:

            (a) any purchase or other acquisition of property (except for purchases of inventory in the ordinary course), any sale, lease or other disposition of property, or any single expenditure in excess of $50,000;

            (b) any material incurrence of liability not reflected in the Financial Statements;

            (c) any public controversy Seller is aware of which is critical of Seller of any of its products or its manufacture of products other than isolated customer and consumer complaints in the ordinary course of business; or

            (d) any change by Seller in accounting methods, principles or practices.

            3.05 Tax Matters. There is no tax obligation of Seller which constitutes, or may in the future constitute, a lien on the Purchased Assets, and, if any such lien exists or arises, it will be promptly discharged by Seller.

            3.06 Material Contracts and Commitments. Schedule 1.01(c) hereto constitutes a full and complete list, as of the date hereof, of all: (a) agreements or commitments relating to contract manufacturing, product or inventory purchase arrangements for the Business; (b) license agreements relating to Proprietary Rights, software or other intangible assets used by the Business; and (c) contracts and commitments of Seller relating to the Business which involve aggregate obligations of Seller in excess of $10,000 per contract or which have a remaining term, as of the date hereof, of over six months in length of obligation on the part of Seller ("Material Contracts"). Except as indicated on Schedule 1.01(c), Seller is not in breach or violation of, or in default under, any of the Material Contracts; the execution of this Agreement and the consummation of the trans actions contemplated hereby will not constitute a default or breach under the Material Contracts; and, except as specifically indicated in Schedule 1.01(c), the execution of this Agreement and the consummation of the transactions contemplated hereby will not give rise to any consent requirement under any of the Material Contracts for which consent has not already been obtained ("Required

Consents"). All of the contracts listed on Schedule 1.01(c) are in full force and effect and have not been modified or amended in any material respect, except as set forth on Schedule 1.01(c).

            3.07 Licenses, Permits and Authorizations. Seller has all approvals, authorizations, consents, licenses, franchises, orders, certificates and other permits of, and has made all filings with, any governmental authority, whether foreign, Federal, state or local, which are required for the ownership of the Purchased Assets or the conduct of Seller's business as presently conducted. A complete list of all such approvals, authorizations, consents, licenses, franchises, orders, certificates, permits and filings is included in Schedule
3.07 hereto.

            3.08 Title to Purchased Assets. Seller has good and marketable legal title to the Purchased Assets and shall at the Closing deliver to Buyer good and marketable legal title to the Purchased Assets free and clear of all title defects, liabilities, obligations, liens, mortgages, security interests, encumbrances, claims or similar adverse interests of any kind or character except the title exceptions listed in Schedule 3.08 hereto. All leases pursuant to which Seller leases any of the Purchased Assets are valid and binding in accordance with their respective terms.

            3.09 Proprietary Rights. Schedule 3.09 hereto sets forth a complete list of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade secrets, trade names, copyrights, licenses, inventions, drawings, designs, formulae, processes, proprietary know-how or commercial or technical information, or other rights with respect thereto (collectively "Proprietary Rights") which are held, owned, licensed or used by Seller in connection with the Business; and no other Proprietary Rights (other than those which will be licensed to Buyer pursuant to the Technology License) are used or necessary in connection with the Company's business. Seller is not, by virtue of the conduct of its business, infringing upon or making an unauthorized use of any patent, trademark, service mark, trade name, copyright, trade secret, proprietary right or other intellectual property right of any third party.

            3.10 Litigation and Other Claims. Except as described in Schedule 3.10, there are no actions, suits, arbitration proceedings, claims, investigations or proceedings (civil, criminal or administrative) related to the Business or relating to any of the Purchased Assets pending or, to the knowledge of Seller, threatened before any foreign, Federal, state, municipal or other court, department, commission, arbitration panel, board, bureau, agency, body or instrumentality against Seller or affecting any of the Purchased Assets, at law or in equity. Schedule 3.10 also contains a complete list of all such claims, actions, proceedings and investigations against Seller relating to the Business during the five years prior to the date hereof and a description of the disposition thereof. The settlement with the CPSC referred to in Schedule 3.10 constitutes a full and final resolution of all pending CPSC investigations and claims concerning Seller's products. Seller is not a party to or subject to the provisions of any order, writ, injunction, decree or judgment of any court or foreign, Federal, state, municipal or other governmental or administrative body, department, commission, board, bureau, any securities exchange or other agency or instrumentality in connection with the ongoing operations of Seller except as set forth in Schedule 3.10.

            3.11 No Material Adverse Change. Except as described in Schedule
3.11 hereto, since the close of business on December 31, 1997, there has been no material adverse change in the financial condition, results of operations, business or prospects of Seller.

            3.12 Compliance with Laws. Neither the Purchased Assets nor the operations of the Business, as conducted on or prior to the date hereof, violate any foreign, Federal, state or local law, ordinance, rule or regulation or any orders, judgments, decrees or rules of any foreign, Federal, state or local court or governmental authority or regulatory agency or authority.

            3.13 Insurance. All policies of insurance of any kind maintained, owned or held by Seller are set forth in Schedule 3.13 hereto and such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation or termination. The insurance policies to which Seller is a party are sufficient for compliance with all requirements of applicable laws and all agreements to which Seller is a party or by which Seller is bound. Except as disclosed in Schedule 3.13, in the three years preceding the date of this Agreement, Seller has not been refused any insurance with respect to any of its assets or operations or had its coverage limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

            3.14 Condition of Purchased Assets. Except as reflected in any reserves for obsolete inventory included in the Closing Balance Sheet, all of Seller's inventories included in the Closing Balance Sheet are in good and marketable condition and are first-quality and usable in the present normal business operations of Seller's business. No products now being made by or for Seller are adulterated, or misbranded, contaminated, damaged or defective in any respect, and all such products are in full compliance with all federal, state and local regulations as to manufacturing, contents, efficacy, labeling and distribution, and all claims and descriptions for such products, in the manner now used on such products or in advertising therefor, are lawful and not materially misleading.

            All accounts and notes receivable which are included in the Closing Balance Sheet are valid and existing obligations payable to Seller in accordance with their terms and fully collectible in the aggregate recorded amounts thereof, less the allowance for bad debts, if any, set forth in the Closing Balance Sheet. Buyer agrees that, if it shall collect from Seller any indemnification claim hereunder with respect to unpaid accounts or notes receivable, Buyer shall at the time it satisfies such indemnification claim (whether by set-off against the Promissory Note or otherwise) assign to Seller ownership of the accounts or note receivable (or portion thereof) giving rise to such indemnification claim.

            3.15 Full Disclosure. All information furnished to Buyer in accordance herewith is, and as of the Closing Date shall be, correct and complete in all respects. No representation or warranty of Seller and no information, schedule, certificate or document furnished or to be furnished by or on behalf of Seller to Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading.

                                  ARTICLE IV

                          REPRESENTATIONS, WARRANTIES
                            AND COVENANTS OF BUYER

            Buyer hereby represents and warrants to, and covenants with, Seller, Parent and LWG that:

            4.01 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as proposed to be conducted.

            4.02 Due Authorization. Buyer has full corporate power and authority to enter into this Agreement, the Related Agreements and any other agreements and documents to be executed and delivered by it at Closing as contemplated hereby (collectively, the "Closing Documents"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and is a valid and binding obligation of Buyer enforceable in accordance with its terms and the Related Agreements will, when executed and delivered by Buyer at Closing, constitute valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance of this Agreement and the Closing Documents will not (i) conflict with or result in a breach or violation of any provision of the Certificate of Incorporation or By-Laws of Buyer or of any order, writ, injunction, judgment, decree, law, statute, rule or regulation to which Buyer is a party or by which Buyer may be bound or affected; or (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) or result in the creation of any lien, encumbrance, security agreement, charge, pledge, equity or other claim or right of any person under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Buyer is a party or by which Buyer may be bound. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Buyer from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed. Seller shall cooperate with Buyer with respect to the aforesaid filings, notifications or disclosures to the extent necessary to obtain said authorizations. Buyer will deliver to Seller at the Closing true and complete copies of all resolutions of its board of directors by which the execution, delivery and performance of this Agreement and the Closing Documents and the consummation of the transactions contemplated hereby and thereby were authorized, certified by the Secretary or Assistant Secretary of Buyer as of the Closing Date.

            4.03 Satisfaction of Assumed Liabilities. Buyer shall pay and satisfy in full and in a timely manner all of the Assumed Liabilities in full compliance with, and without permitting any breach of, all contracts pertaining to the Assumed Liabilities, so as to protect Seller from any assertions of breach of contract or claims based upon the Assumed Liabilities.

            4.04 Performance of Assumed Contracts. Buyer shall fully and properly perform, and shall not permit any breach to occur on the part of the Buyer with respect, to any of the contracts included in the Purchased Assets, so as to protect Seller from any assertions from breach of contract brought by any third party.

                                   ARTICLE V

                              CLOSING CONDITIONS

            5.01 Conditions to Each Party's Obligations to Effect the Transactions Contemplated Hereby. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

            (a) No Order, Decree or Injunction. Neither Seller nor Buyer shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which (i) prevents or delays any of the transactions contemplated by this Agreement, or (ii) would impose any limitation on the ability of Buyer effectively to exercise full rights of ownership of the Purchased Assets.

            5.02 Conditions to the Obligations of Seller, LWG and Parent to Effect the Transactions Contemplated Hereby. The obligations of Seller, LWG and Parent to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Seller, LWG and Parent:

            (a) Covenants Performed; Representations and Warranties True. Buyer shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the Closing Date, and Seller, LWG and Parent shall have received a certificate to that effect signed by an authorized officer of Buyer;

            (b) Opinion Letter. At the Closing, Seller, LWG and the Parent shall have received an opinion from Paul Yestrumskas, General Counsel of Buyer, dated the Closing Date and satisfactory in form and substance to Seller and its counsel, to the effect that:

                  (i) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as proposed to be conducted;

                  (ii) Buyer has full corporate power and authority to enter into this Agreement, the Related Agreements and any other agreements and documents to be executed and delivered by it at Closing as contemplated hereby (collectively, the "Closing Documents"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Buyer. All necessary authorizations of the transactions contemplated by this Agreement required to be obtained by Buyer from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed.

                  (iii) This Agreement and the Related Agreements have been duly and validly executed and delivered by Buyer and, assuming this Agreement and the Related Agreements are the valid and binding obligations of Seller, Parent, L.W.G. and/or the other parties thereto, constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

            As to any matters contained in such opinion which involve the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, Buyer's counsel may rely upon opinions of counsel admitted to practice in such other jurisdictions or may, for purposes of opinions involving New Jersey law, assume that the laws of the State of New Jersey are the same as the laws of the State of New York. Any opinions relied upon by

      Buyer's counsel as aforesaid shall be in form and substance satisfactory to Seller and its counsel, and the counsel rendering such opinions shall be satisfactory to Seller and its counsel. Any such opinions shall be delivered to Seller together with the opinion of Buyer's counsel. The opinion of Buyer's counsel may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Buyer and public officials.

            5.03 Conditions to the Obligations of Buyer to Effect the Transactions Contemplated Hereby. The obligations of Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by Buyer:

            (a) Covenants Performed; Representations and Warranties True. Seller, LWG and Parent shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing Date, and the representations and warranties of Seller, LWG and Parent set forth in this Agreement shall be true and correct as of the Closing Date, and Buyer shall have received a certificate to that effect signed by an authorized officer of Seller;

            (b) Opinion Letter. At the Closing, Buyer shall have received an opinion from Schiffman, Berger, Abraham, Kaufman & Ritter, P.C., counsel for Seller, and an opinion from Martin Amey & Co., counsel to LWG and Parent (each, respectively, as to their specific clients), dated the Closing Date and reasonably satisfactory in form and substance to Buyer and its counsel, to the effect that:

                  (i) Each of Seller, LWG and Parent is a corporation duly
            organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own, lease and operate its properties and assets (including, in the case of Seller, the Purchased Assets) and to conduct its business as it is now being conducted;

                  (ii) Each of Seller, LWG and Parent has full corporate power and authority to enter into this Agreement, the Related Agreements and any other agreements and documents to be executed and delivered by them at Closing as contemplated hereby (collectively, the "Closing Documents"), to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement, the Related Agreements and the Closing Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Seller, LWG and Parent. All necessary authorizations of the transactions contemplated by this Agreement or the Related Agreements required to be obtained by Seller, Parent or LWG from any Federal, state, local or foreign government or agency shall have been obtained prior to the Closing, and any filings, notifications or disclosures required by law or regulation of any such government or agency shall have been made in such form as is acceptable as filed;

                  (iii) This Agreement and the Related Agreements have been duly and validly executed and delivered by each of Seller, LWG and Parent (to the extent that such entities are parties to such agreements), and, assuming this Agreement and the Related Agreements are the valid and binding obligations of Buyer, constitute the valid and binding obligations of each of Seller, LWG and Parent, enforceable against Seller, LWG and Parent in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (iv) Except for those approvals and consents which have
            already been obtained, neither execution and delivery by Seller, LWG and Parent of this Agreement and the Related Agreements, the sale by Seller of the Purchased Assets pursuant to this Agreement, nor the consummation of the other transactions contemplated by this Agreement and the Related Agreements, will (A) conflict with or result in any breach of any provision of the Certificate of Incorporation or ByLaws or the Memorandum and Articles of Association of Seller, LWG and Parent, (B) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than those which have been made or obtained; (C) to the best of such counsel's knowledge after reasonable inquiry of management, result in the creation of any encumbrance, mortgage, security interest, lien, equity or right of others upon any of the Purchased Assets under any of the terms, conditions or provisions of any agreement, instrument or obligation known to such counsel to which Seller or any of its assets may be bound or affected; or (D) violate any order, writ, injunction, judgment or decree known to such counsel, to which Seller, LWG or Parent is a party, or by which any of their assets are bound or any law, statute, rule or regulation applicable to Seller, LWG or Parent or any of their assets.

            As to any matters contained in such opinion which involve the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New Jersey as to counsel for Seller or the laws of England as to counsel for LWG and Parent, the respective counsel may rely upon opinions of counsel admitted in such other jurisdictions. Any opinions relied upon by Seller's counsel as aforesaid shall be in form and substance satisfactory to Buyer and its counsel, and the counsel rendering such opinions shall be satisfactory to Buyer and its counsel. Any such opinions shall be delivered to Buyer together with the opinion of Seller's counsel and counsel to LWG and Parent. The opinion of both such counsel may expressly rely as to matters of fact upon certificates furnished by appropriate officers and directors of Seller and public officials.

            (c) Consents Obtained. Seller shall have received and delivered to Buyer all Required Consents.

            (d) CPSC Settlement Concluded. Seller shall have reached a final settlement with the CPSC staff, which is awaiting approval by the Commission (a true and complete copy of which is attached as Schedule 5.03(d) hereto) with regard to the pending CPSC investigation and claims concerning Seller's products, Seller shall have paid in full any liability or fine resulting from such settlement which is, by the terms of such settlement, due to be paid on or prior to the Closing Date (and shall have provided Buyer with evidence reasonably satisfactory to Buyer of such settlement and payments).

            (e) No Material Adverse Change. There shall not have been, since the date of the Recent Financial Statements, any material adverse change in the business, results of operations, financial condition or prospects of Seller except as set forth in Schedule 3.11 hereto.

                                  ARTICLE VI

                                  THE CLOSING

            6.01 Time and Place of Closing. Upon the terms and conditions of this Agreement, the Closing of the transactions contemplated hereby (the "Closing") shall take place, effective as of the close of business on the date hereof, at the offices of Carter, Ledyard & Milburn, 114 West 47th Street, New York, New York 10036, or at such other time and place as the parties hereto may agree in writing. The effective time of the Closing is herein referred to as the "Closing Date".

            6.02 Instruments of Transfer, Etc. At the Closing, Seller will deliver to Buyer such deeds, bills of sale, instruments of assignment and other good and sufficient instruments of transfer, executed by Seller and in a form reasonably satisfactory to Buyer, as Buyer may reasonably require to vest in Buyer all right, title and interest of Seller in and to the Purchased Assets, and Buyer shall pay to Seller in immediately available Federal Funds $405,000 representing the Purchase Price, plus $502,583 (representing the amount by which the Intercompany Payable (as hereinafter defined) exceeds $500,000), and shall also deliver to Seller the other documents and instruments required of it at the Closing.

            Without limiting the foregoing, the documents to be delivered by the parties at the Closing shall include the following:

            (a) Seller. Seller shall execute and deliver (i) this Agreement,
      (ii) the Noncompetition Agreement, (iii) the Trademark Assignment, (iv) the Bill of Sale, (v) all necessary third party consents to the assignment of Contracts as contemplated by Section 1.09 hereof, (vi) the Secretary's Certificate contemplated by Section 3.02 hereof and the Officer's Certificate contemplated by Section 5.03(a) hereof; (vii) the opinion letters contemplated by Section 5.03(b) hereof; and (viii) such other instruments and documents as may reasonably be required of it at the Closing pursuant to the terms of this Agreement.
 .
            (b) Buyer. Buyer shall execute and deliver (i) this Agreement, (ii) the Non competition Agreement, (iii) the Trademark Assignment, (iv) the Technology License, (v) the Manufacturing Agreement, (vi) the Promissory Note, (vii) the Secretary's Certificate con templated by Section 4.02 hereof and the Officer's Certificate contemplated by Section 5.02(a) hereof; (viii) the opinion letter contemplated by Section 5.02(b) hereof; and (ix) such other instruments and documents as may reasonably be required of it at the Closing pursuant to the terms of this Agreement.

            (c) Parent. Parent shall execute and deliver (i) this Agreement,
      (ii) the Noncompetition Agreement, (iii) the Secretary's Certificate contemplated by Section 3.02 hereof, and (iv) such other instruments and documents as may reasonably be required of it at the Closing pursuant to the terms of this Agreement.

            (d) LWG. LWG shall execute and deliver (i) this Agreement, (ii) the Noncompetition Agreement, (iii) the Technology License; (iv) the Manufacturing Agreement, (v) Secretary's Certificate contemplated by
      Section 3.02 hereto, and (vi) such other instruments and documents as may reasonably be required of it at the Closing pursuant to the terms of this Agreement.

            Seller shall deliver to Buyer within thirty (30) days after the Closing possession of the Purchased Assets being sold pursuant to this Agreement (and access thereto prior to removal thereof as contemplated by Section 7.13 hereof) and the entire right, title and interest of Seller in and to such Purchased Assets shall pass to Buyer at the Closing. All physical assets comprising the Purchased Assets shall be removed from their current locations by Buyer pursuant to the provisions of Section 7.13 hereof.

                                  ARTICLE VII

                            POST-CLOSING COVENANTS

            7.01 Expenses. Except as otherwise provided herein, Seller and Buyer shall each bear their own costs and expenses incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby. Buyer shall be responsible for fees, commissions, expenses and reimbursements incurred by or required to be paid to its professional advisors and Seller shall be responsible for the fees, commissions, expenses and reimbursements incurred by or required to be paid to its professional advisors. Buyer and Seller will each pay one-half of any fees charged by the Accountants referred to in Section 1.06 hereof.

            7.02 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Purchased Assets and the other transactions contemplated by this Agreement and the Related Agreements. From time to time after the date hereof (including after the Closing Date if requested), Seller and its affiliates will, at their own expense and without further consideration, execute and deliver such documents to Buyer as Buyer may reasonably request in order more effectively to vest in Buyer good title to the Purchased Assets and to more effectively consummate the transactions contemplated by this Agreement and the Related Agreements.

            7.03 Commissions and Fees. Seller represents and warrants to Buyer that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby by reason of any action taken by Seller. Buyer is obligated to (and agrees that it shall) pay a finders fee in connection with the transactions contemplated hereby. Seller and Buyer will pay to the other or otherwise discharge, and will indemnify and hold the other harmless from and against, any and all claims or liabilities for all brokerage fees, commissions and finder's fees incurred by reason of any action taken by such party.

            7.04 Sales, Transfer and Use Taxes. All sales, transfer and use taxes incurred in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby (if any) will be borne by Seller, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such sales, transfer and use taxes, and, if required by applicable law, Buyer will join in the execution of any such Tax Returns or other documentation.

            7.05 Nondisclosure. Seller, LWG and Parent agree not to use or disclose at any time after consummation of the transactions contemplated hereby, except with the prior written consent of an officer authorized to act in the matter by the Board of Directors of Buyer, any trade secrets, proprietary information, or other information that Buyer considers confidential (or which Seller has previously treated as or claimed to be confidential) relating to operations, marketing, bidding information, cost and pricing data, master files or customer lists utilized by Seller in connection with the Business prior to the Closing or by Buyer or any of its affiliates (the "Buyer Group"), or the skills, abilities and compensation of the Buyer Group's employees, and all other similar information material to the conduct of the Buyer Group's business, which is not presently generally known to the public; provided, however, that this provision shall not preclude Seller, LWG or Parent from (i) the use or disclosure of such information which presently is known generally to the public or which subsequently comes into the public domain, other than by way of disclosure in violation of this Agreement or in any other unauthorized fashion, or (ii) disclosure of such information required by law or court order, provided that prior to such disclosure required by law or court order the undersigned will give Buyer three business days' written notice (or, if disclosure is required to be made in less than three business days, then such notice shall be given as promptly as practicable after determination that disclosure may be required) of the nature of the law or order requiring disclosure and the disclosure to be made in accordance therewith.

            7.06 Indemnification.

            (a) By Seller and Parent. Seller and Parent jointly and severally agree to save, defend and indemnify Buyer and its affiliates against and hold them harmless from any and all claims, liabilities, losses, damages, deficiencies, costs and expenses, of every kind, nature and description, fixed or contingent (including, without limitation, interest, penalties and counsel's fees and expenses) ("Losses"), asserted against, resulting to, imposed upon or incurred by Buyer or any of Buyer's affiliates, officers, directors or agents, directly or indirectly, arising out of (i) any breach of any representation, warranty, covenant or agreement made by Seller or Parent under this Agreement or the Related Agreements, or (ii) any Retained Liability, or (iii) any Environmental Claim (as hereinafter defined).

            (b) By Buyer. Buyer agrees to save, defend and indemnify Seller, LWG and Parent against and hold them harmless from any and all Losses arising out of
(i) any breach of any representation, warranty, covenant or agreement made by Buyer under this Agreement or the Related Agreements, or (ii) any Assumed Liability.

            (c) Environmental Claim Definition. For the purposes of this Agreement, "Environmental Claim" shall mean any demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding at any time by a person or entity which asserts that an Environmental Condition constitutes a violation of or otherwise may give rise to any liability or obligation under, any statute, ordinance, regulation, or other governmental requirement or the common law, including, any such statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Sub stance. "Environmental Condition" shall mean the presence on the Closing Date, or the occurrence on or at any time prior to the Closing Date of any storage, treatment, disposal or Release, or the presence on the Closing Date of any condition or circumstances which thereafter causes or gives rise to any storage, treatment, disposal or Release, whether discovered or undiscovered on the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air or any other location, of any pollutant, contaminant, industrial solid waste or Hazardous Substance, arising out of or otherwise related to (i) the operations or other activities of Seller, or of any predecessor in interest or line of business Seller, conducted or undertaken prior to the Closing Date or (ii) any property, facility owned, leased, managed or operated by Seller. "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S.

Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended, and shall include any additional substances designated under Section 102(a) thereof or any other substance which is or contains asbestos in any form, urea formaldehyde foam insulation, methane, petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenys in excess of 50 parts per million, or any other chemical material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited, or regulated by foreign, federal, state, county, regional, local or other governmental authority or which, even if not so regulated, may or could pose a hazard to the health or safety of the occupants of any property or facility or the owners or occupants of any property or facility adjacent thereto.

            7.07 Defense of Claims.

            (a) Should any claim, action or proceeding by or involving a third party arise after the Closing Date for which a party hereto (the "Indemnifying Party") has an indemnification obligation under the terms of this Agreement, the other party (the "Indemnified Party") shall notify the Indemnifying Party within a reasonable time after such claim, action or proceeding arises and is known to the Indemnified Party (provided that the failure to give timely notice shall not affect the right to indemnification hereunder except to the extent that the Indemnifying Party is actually damaged or prejudiced by such delay), and if the Indemnifying Party shall admit in writing its indemnification obligation to the Indemnified Party in respect thereof, the Indemnified Party shall give the Indemnifying Party a reasonable opportunity:

            (i) to take part in any examination of the books and records of Indemnified Party;

            (ii) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party or prosecute any claim, action, counterclaim or other proceeding with respect thereto;

            (iii) to take all other required steps or proceedings to settle or defend any such claim, action or proceeding; and

            (iv) to employ counsel to contest any such claim, action or proceeding in the name of the Indemnified Party or otherwise.

The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnifying Party. If the Indemnifying Party wishes to assume the defense of such claim or action, it shall give written notice to the Indemnified Party admitting its indemnification obligation to the Indemnified Party in respect thereof and stating that it intends to assume such defense within 30 days after notice from the Indemnified Party of such claim or action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to the Indemnifying Party, in which event it shall notify the Indemnified Party at least five days prior to such reasonably required response date), and the Indemnifying Party shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall afford the Indemnifying Party's counsel designated by it and other authorized representatives reasonable access during normal business hours to all books, records, offices and other facilities and properties of the Indemnified Party, and to the personnel of the Indemnified Party, and shall otherwise use all reasonable efforts to cooperate with the Indemnifying Party, such counsel and such other authorized representatives in connection with the exercise of the rights of the Indemnifying Party pursuant to this Section 7.07.

            (b) If the Indemnifying Party shall not assume the defense of, or if after so assuming it shall fail to actively defend, any such claim or action:
(i) the Indemnified Party, after giving written notice to the Indemnifying Party, may defend against any such claim or action in such manner as it may deem appropriate, and (ii) the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate (but not sooner than 30 days after notifying the Indemnifying Party of such proposed settlement and the terms thereof), and the Indemnifying Party promptly shall reimburse the Indemnified Party for the amount of such settlement and for all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnified Party in connection with the defense against and settlement of such claim or action. If no settlement of such claim or litigation is made, the Indemnifying Party shall satisfy any judgment rendered with respect to such claim or in such action, before the Indemnified Party is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnified Party in the defense against such claim or litigation.

            (c) If a judgment is rendered against an Indemnified Party in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of an Indemnified Party, the Indemnifying Party, immediately upon such entry or attachment, shall pay such judgment in full or discharge such lien unless, at the Indemnifying Party's expense and direction, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnifying Party shall forthwith pay such judgment or discharge such lien before the Indemnified Party is compelled to do so.

            7.08 Access to Records. For a period of six years after the Closing Date, Buyer shall retain the books of account and other financial and accounting records relating to Seller's conduct of the Business which are transferred to it on and as of the Closing Date. At least 30 days prior to the end of such period, or any subsequent retention period, Seller shall notify Buyer in writing whether it desires the further retention of any such records for any longer period, and, in the event it desires any of such records to be retained for any longer period, such records, at the option of Buyer, shall either be retained by Buyer or promptly be shipped to Seller at Seller's expense. Buyer shall permit Seller, from time to time, to inspect and copy such books of account and other records at reasonable times and after providing written notice to Buyer of its desire to so inspect.

            7.09 Payment of Intercompany Payable. Buyer and LWG hereby agree that the intercompany payable to LWG (as reduced by the amount payable by Parent to Seller on the Closing Date) assumed by Buyer pursuant to Section 1.03(ii) and
(iii) hereof (the "Intercompany Payable") shall be repaid by Buyer to LWG as follows: (a) $500,000 will be satisfied by payment of or set-off against the Promissory Note, and (b) the remainder shall be paid by Buyer in cash at Closing. LWG agrees that Buyer may set-off and retain, from any payment under the Promissory Note, the amount of any claims of Buyer (including, without limitation, indemnification claims under Section 7.06 hereof) against Parent, Seller or LWG under this Agreement or the Related Agreements.

            7.10 Surrender of Binky Name. As promptly as practicable after Closing, Seller agrees to take all necessary actions to change its corporate name to eliminate the word "Binky". Parent, LWG and Seller agree that they and their affiliates will not at any time after the Closing use the name "Binky" or any similar name for any commercial purpose or on any product of any kind or classification.

            7.11 Musical Pacifiers. If any of the Christmas musical pacifiers (items number 2800, 2800CL, 2800DP and 2851) sold by Seller prior to the Closing are returned for credit by the customers who purchased such pacifiers, the amount of any such credit or credits Buyer properly allows to such customers (the "Credit Amount") with respect to such returns shall constitute an immediate reduction of the Purchase Price by the Credit Amount and Buyer shall be entitled to reduce its payment under the Promissory Note by the Credit Amount. Buyer shall return possession and title to any such returned musical pacifier inventory to Seller, and Seller shall be entitled to sell such inventory (and any musical pacifier inventory constituting Retained Assets pursuant to Section
1.02 hereof) wherever it chooses without regard to the Noncompetition Agreement provided that Seller repackages such inventory to eliminate any use of the "Binky" name in connection with such inventory or the sale thereof. Buyer agrees to refer to Seller for resolution any dispute with WalMart as to past sales of the Christmas musical pacifiers and to advise WalMart that Seller has retained and is solely responsible for the Christmas musical pacifiers.

            7.12 Molds and Designs. As promptly after the Closing as is reasonably practicable, LWG will deliver to Buyer copies of the plans and drawings reflecting the designs and specifications for the current versions of the Transferred Styles and copies of the plans and drawings reflecting the design and specifications of the molds and tooling used to manufacture the Transferred Styles of pacifiers. If adequate plans and drawings of the type contemplated hereby do not exist for any Transferred Style or related molds or tooling, LWG agrees to cause its personnel to use their best efforts to create and deliver the same to Buyer as soon as is reasonably practicable.

            7.13 Removal of Purchased Assets and Transition Services. As promptly as reasonably practicable after the Closing, Buyer shall cause the Purchased Assets to be removed at Buyer's cost from Seller's premises and from any warehouses in which Seller stores such Purchased Assets. Buyer shall be responsible for and shall indemnify Seller with respect to any property damage to Seller's premises or to such warehouses caused by Buyer's employees or agents in connection with such removal and Buyer shall bear the risk of loss of such Purchased Assets during such removal and in transit to Buyer's premises or warehouses. During the period between the date hereof and February 27, 1998, Seller will provide to Buyer the substantially full-time services of Seller's seven employees (or such lesser number of such employees as Buyer shall from time to time designate during such period) to assist Buyer with transition of the Business and removal of the Purchased Assets. In consideration of such services, Buyer agrees to reimburse Seller's direct payroll costs for salary and benefits (consistent with the amounts paid to such employees prior to the date hereof) for such employees during such period ending February 27, 1998.

                                 ARTICLE VIII

                                 MISCELLANEOUS

            8.01 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            8.02 Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party, provided, however, that Buyer may assign its rights hereunder, in whole or in part, to any corporation or other entity controlled by, controlling, or under common control with Buyer, and Buyer or its assignee may assign their rights hereunder, in whole or in part, to any purchaser of substantially all of the assets or business of Seller. Any attempted or purported assignment by either party other than in accordance with this Section 8.02 shall be null and void. Notwithstanding any assignment by any party, the assignor shall remain jointly and severally liable with the assignee for all obligations under the terms of this Agreement or the Related Agreements.

            8.03 Counterparts. This Agreement may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement as to any party, hereto to produce or account for more than one such counterpart executed and delivered by such party.

            8.04 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New Jersey (without regard to conflict of laws principles thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

            8.05 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement or the Related Agreements or the transactions contemplated hereby or thereby shall be settled and finally determined by arbitration in New York, New York, or at such other location as the parties may agree, by three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association in force at the time of such arbitration. In connection with such arbitration, the arbitrators shall apply New Jersey law and shall have no power to ignore or modify any provision of this Agreement or the Related Agreements. Judgment upon any award rendered by such an arbitration may be rendered in any court having jurisdiction. All fees and charges of the American Arbitration Association and of the arbitrators and all arbitration-related costs of the parties shall be borne as the arbitrators shall determine in their award.

            8.06 Survival. The representations, warranties, covenants, indemnities and agreements of the parties to this Agreement contained herein or in any document delivered pursuant to or in connection herewith shall survive the Closing and shall survive any investigation by the other party.

            8.07 Notices. All notices required to be given under the terms of this Agreement or which any of the parties desires to give hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, or sent by telecopier, addressed as follows:

            (a)   To Buyer. If to Buyer addressed to:

                  Playtex Products, Inc.
                  300 Nyala Farms Road
                  Westport, Connecticut  06880
                  Attention: General Counsel
                  Telecopier No.: 203-341-4080

            (b)   To Seller or Parent. If to Seller, LWG or Parent addressed to:

                  Lewis Woolf Griptight Limited
                  St. Mary's Court
                  39 Market Place
                  Henley on Thames
                  Oxon  RG9  2AA
                  England
                  Attention: Mr. A. R. Watson
                  Telecopier No.: 011-44-1386-556362

            with a copy to:

                  Schiffman, Berger, Abraham, Kaufman & Ritter
                  Three University Plaza
                  P.O. Box 568
                  Hackensack, New Jersey 07602-0568
                  Attention: Richard G. Berger, Esq.
                  Telecopier No.: 201-488-5059

            Notices personally delivered shall be deemed given upon actual delivery thereof: notices sent by telecopier shall be deemed given upon confirmation of receipt; and notices sent by registered or certified mail shall be deemed given five (5) business days after posting in the United States Mail, properly addressed, postage pre-paid. Either party may designate a change in address at any time upon written notice to the other party.

            8.08 Amendment and Modification. The Agreement may be amended, modified or supplemented only by a written instrument executed by the party against whom such amendment, modification or supplement is sought to be enforced.

            8.09 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but any such waiver or the failure to insist upon strict compliance with any obligation, covenant, agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or breach.

            8.10 Interpretation. The table of contents and the article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a governmental entity or any department or agency thereof. As used in this Agreement, the term "subsidiary", when used in reference to any other person, shall mean any corporation of which outstanding securities having ordinary voting power to elect a majority of the Board of Directors of such corporation are owned directly or indirectly by such other person. As used in this Agreement, the term "generally accepted accounting principles" means generally accepted accounting principles as in effect and as applied in the United States. As used in this Agreement, the term "affiliate" of a person means any company, person or other entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person. When used herein, the masculine, feminine or neuter gender and the singular or plural number shall each be deemed to include the others whenever the context so indicates or permits.

            8.11 Entire Agreement. This Agreement and the Related Agreements, including the schedules, exhibits, documents, certificates and instruments referred to herein and therein, embody the entire agreement and understanding of the parties hereto in respect of any transactions contemplated by this Agreement and the Related Agreements and supersede all prior agreements and understandings between the parties with respect thereto.

            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    PLAYTEX PRODUCTS, INC.


                                    By: /s/ Michael F. Goss
                                        --------------------------------
                                    Name: Michael F. Goss
                                    Title: Executive Vice President


                                    BINKY-GRIPTIGHT, INC.


                                    By: /s/ Kurt Jetta
                                        --------------------------------
                                    Name: Kurt Jetta
                                    Title: CEO

                                    LEWIS WOOLF GRIPTIGHT LIMITED


                                    By: /s/ Michael Houdret
                                        --------------------------------
                                    Name: Michael Houdret
                                    Title: Director


                                    L.W.G. HOLDINGS LIMITED


                                    By: /s/ Michael Houdret
                                        --------------------------------
                                    Name: Michael Houdret
                                    Title: Director